EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

          This Subscription Agreement (this “Agreement”) is entered into as of September 22, 2006 by and between BabyUniverse, Inc., a Florida corporation (together with its successors and permitted assigns, the “Issuer”), and the undersigned investor (together with its successors and permitted assigns, the “Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 9.1.

RECITALS

          Subject to the terms and conditions of this Agreement, the Investor desires to subscribe for and purchase, and the Issuer desires to issue and sell to the Investor, certain shares of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”). The Board of Directors of the Issuer has authorized the Issuer to offer a maximum of 263,852  shares of Common Stock in a private placement to the Investor and other investors at a purchase price of $7.58 per share and on the other terms and conditions contained in this Agreement (the “Offering”); provided, that the Offering and the subsequent sale of Common Stock shall not require approval of the Issuer’s stockholders and that the Issuer reserves the right to issue and sell a lesser or greater number of shares.

TERMS OF AGREEMENT

          In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. SUBSCRIPTION AND ISSUANCE OF COMMON STOCK.

          1.1 Subscription and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Issuer shall issue and sell to the Investor and the Investor subscribes for and shall purchase from the Issuer the number of shares of Common Stock set forth on the signature page hereof (the “Shares”) for the aggregate purchase price set forth on the signature page hereof, which shall be equal to the product of the number of Shares subscribed for by the Investor multiplied by the per share purchase price specified in the above Recitals to this Agreement (the “Purchase Price”).

          1.2 Legend. Any certificate or certificates representing the Shares shall bear the following legend, in addition to any legend that may be required by any Requirements of Law:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

          1.3 Use of Proceeds. The Issuer intends to use the net proceeds from the sale of the Shares for general corporate purposes. Pending such uses, the Issuer intends to invest the net proceeds from the sale of the Shares in short-term, marketable securities.

2. CLOSING.

          2.1 Closing. The closing of the transactions contemplated herein (the “Closing”) shall take place on one or more dates designated by the Issuer, which date (or dates) shall be at 10:00 a.m. on or after September 22, 2006. The Closing shall take place at the offices of Akerman Senterfitt. Within two business days of the Closing, unless the Investor and the Issuer otherwise agree (a) the Investor shall pay the Purchase Price to the Issuer, by wire transfer of immediately available funds to an account designated in writing by the Issuer, (b) the Issuer shall issue to the Investor the Shares, and shall deliver or cause to be delivered to the Investor a certificate or certificates representing the Shares duly registered in the name of the Investor, as specified on the signature pages hereto, bearing the legend specified in Section 1.2 and (iii) all other actions referred to in this Agreement which are required to be taken for the Closing shall be taken and all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered.

          2.2 Termination. This Agreement may be terminated at any time prior to the Closing:

                     (a) by mutual written consent of the Issuer and the Investor;

                     (b) by the Investor, upon a materially inaccurate representation or breach of any material warranty, covenant or agreement on the part of the Issuer set forth in this Agreement, in either case such that the conditions in Section 8.1 would be reasonably incapable of being satisfied on or prior to the date of the Closing; or

                     (c) by the Issuer, upon a materially inaccurate representation or breach of any material warranty, covenant or agreement on the part of the Investor set forth in this Agreement, in either case such that the conditions in Section 8.2 would be reasonably incapable of being satisfied on or prior to the date of the Closing.

          2.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the Issuer or the Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties, covenants or agreements set forth in this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

          As a material inducement to the Investor entering into this Agreement and subscribing for the Shares, the Issuer represents and warrants to the Investor as follows:

          3.1 Corporate Status. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of the Issuer and its Subsidiaries has full corporate power and authority to own and hold its properties and to conduct its business as described in the Issuer’s SEC Reports. Each of the Issuer and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business requires qualification or good standing, except for any failure to be so qualified or be in good standing that would not have a Material Adverse Effect.

          3.2 Corporate Power and Authority. The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. At or prior to the Closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. No further approval or authorization of any stockholder or the Board of Directors of the Issuer is required for the issuance and sale of the Shares.

          3.3 Enforceability. This Agreement has been duly executed and delivered by the Issuer and (assuming it has been duly authorized, executed and delivered by the Investor) constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, or general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          3.4 No Violation. The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer’s issuance to the Investor of the Shares as contemplated by and in accordance with this Agreement), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation or By-Laws of the Issuer or any material Contract to which the Issuer is a party (except to the extent such a default, acceleration, or violation would not, in the case of a Contract, have a Material Adverse Effect on the Issuer), or materially violate any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any material Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such violations of any Requirement of Law or creations or impositions of any Liens would not have a Material Adverse Effect on the Issuer). Neither the Issuer nor any of its Subsidiaries is (a) in default under or in violation of any material Contract to which it is a party or by which it or any of its properties is bound or (b) to its knowledge, in violation of any order of any Governmental Authority, which, in the case of clauses (a) and (b), could reasonably be expected to have a Material Adverse Effect.

          3.5 Consents/Approvals. Except for the filings with the SEC, the securities commissions of the states in which the Shares are to be issued, and the NASDAQ Stock Market (if any), all of which the Issuer agrees to timely file after Closing, no consents, filings, authorizations or other actions of any Governmental Authority are required to be obtained or made by the Issuer for the Issuer’s execution, delivery and performance of this Agreement which have not already been obtained or made. No consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

          3.6 Valid Issuance. Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Shares, such Shares will be validly issued, fully paid and non-assessable and will be free and clear of all Liens imposed by the Issuer and will not be subject to any preemptive rights or other similar rights of stockholders of the Issuer.

          3.7 SEC Filings, Other Filings and NASDAQ Stock Market Compliance. The Issuer has timely made all filings required to be made by it under the Exchange Act. The Issuer has delivered or made accessible to the Investor true, accurate and complete copies of (a) Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, (b) the Issuer’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, and (c) the Issuer’s definitive proxy statement dated May 1, 2006 relating to its 2006 Annual Meeting of Stockholders (the “SEC Reports”). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, if and to the extent applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Reports. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Issuer has filed in a timely manner all documents that the Issuer was required to file under the Exchange Act during the twelve (12) months preceding the date of this Agreement. The Issuer is currently eligible to register the resale of the Shares in a secondary offering on a registration statement on Form S-3 under the Securities Act.

The Issuer has taken, or will have taken prior to the Closing, all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, the NASDAQ Stock Market under all currently effective inclusion requirements. Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations of the Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to adjustments which might be required as a result of year end audit and except as otherwise stated therein). Such financial statements included in the SEC Reports were, at that time they were filed, consistent with the books and records of the Issuer in all material respects and complied as to form in all material respects with then applicable accounting requirements and with the rules and regulations of the SEC with respect thereto. The Issuer keeps accounting records in accordance with GAAP in which all material assets and liabilities, and all material transactions, including off-balance sheet transactions, of the Issuer are recorded in material conformity with applicable accounting principles and disclosed as required by Requirements of Law in the SEC Reports.

          3.8 Commissions. The Issuer has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

          3.9 Capitalization. As of the date of this Agreement, the authorized capital stock of the Issuer consists of 50 million shares of Common Stock and 10 million shares of Preferred Stock. All issued and outstanding shares of capital stock of the Issuer have been, and as of the Closing Date will be, duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable state and federal securities laws in all material respects and were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any stockholder of the Issuer. As of June 30, 2006, the Issuer had issued and outstanding 5,392,534 shares of Common Stock and no shares of preferred stock. Except for outstanding options to purchase 279,248 shares of Common Stock, warrants to purchase 240,000 shares of Common Stock, and restricted stock agreements covering 107,138 shares of nonvested Common Stock, as of June 30, 2006, there were no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock, and the Issuer is not a party to or subject to any agreement or understanding and, to the Issuer’s knowledge, there is no agreement or understanding between any Persons, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Issuer.  The Issuer owns, directly or indirectly, all of the capital stock of its Subsidiaries, free and clear of any Liens or equitable interests other than as reflected in the SEC Reports. The Issuer has no obligation, contingent or otherwise, to redeem or repurchase any equity security or any security that is a combination of debt and equity.

          3.10 Material Changes. Except as set forth in the SEC Reports or as otherwise contemplated herein, since June 30, 2006, there has been no Material Adverse Effect in respect of the Issuer and its Subsidiaries taken as a whole. Except as set forth in the SEC Reports, since June 30, 2006, there has not been: (i) any direct or indirect redemption, purchase or other acquisition by the Issuer of any shares of the Common Stock; (ii) any declaration, setting aside or payment of any dividend or other distribution by the Issuer with respect to the Common Stock; (iii) any borrowings incurred or any material liabilities (absolute, accrued or contingent) assumed, other than current liabilities incurred in the ordinary course of business, liabilities under Contracts entered into in the ordinary course of business, liabilities not required to be reflected on the Issuer’s financial statements pursuant to GAAP or required to be disclosed in the SEC Reports, or as disclosed in the Form 8-K filed by the Issuer on July 14, 2006 (the “Hercules 8-K”); (iv) any Lien or adverse claim on any of its material properties or assets, except for Liens for taxes not yet due and payable or otherwise in the ordinary course of business and as disclosed in the Hercules 8-K; (v) any sale, assignment or transfer of any of its material assets, tangible or intangible, except in the ordinary course of business; (vi) any extraordinary losses or waiver of any rights of material value, other than in the ordinary course of business; (vii) any material capital expenditures or commitments therefor other than in the ordinary course of business;

(viii) any other material transaction other than in the ordinary course of business; (ix) any material change in the nature or operations of the business of the Issuer and its Subsidiaries; (x) any default in the payment of principal or interest in any material amount, or violation of any material covenant, with respect to any outstanding debt obligations that are material to the Issuer and its Subsidiaries as a whole; (xi) any material changes to its critical accounting policies or material deviations from historical accounting and other practices in connection with the maintenance of the Issuer’s books and records; or (xii) any agreement or commitment to do any of the foregoing.

          3.11 Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Issuer’s knowledge, currently threatened against the Issuer or any of its Subsidiaries that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on the Issuer or any change in the current equity ownership of the Issuer. The foregoing includes, without limitation, actions pending or, to the Issuer’s knowledge, threatened involving the prior employment of any of the Issuer’s employees or their use in connection with the Issuer’s business of any information or techniques allegedly proprietary to any of their former employers. Neither the Issuer nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority. There is no action, suit, proceeding or investigation by the Issuer or any of its Subsidiaries currently pending or which the Issuer or any of its Subsidiaries currently intends to initiate, which could reasonably be expected to have a Material Adverse Effect.

          3.12 Rights of Registration, Voting Rights, and Anti-Dilution. Except as contemplated in this Agreement and except as disclosed on Schedule 3.12, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any Person and, to the Issuer’s knowledge, no stockholder of the Issuer has entered into any agreements with respect to the voting of capital shares of the Issuer. Except as disclosed on Schedule 3.12, the issuance of the Shares does not constitute an anti-dilution event for any existing security holders of the Issuer, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

          3.13 Offerings. Subject in part to the truth and accuracy of Investor’s representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          3.14 Disclosure. The Disclosure Documents (as defined in Section 4.7), as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          3.15 Licenses and Permits. To the Issuer’s knowledge, each of the Issuer and its Subsidiaries has all Permits under applicable Requirements of Law from all applicable Governmental Authorities that are necessary to operate its businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Issuer’s knowledge, neither the Issuer nor any of its Subsidiaries is in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation, or noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Issuer’s knowledge, other than as disclosed in the SEC Reports, there is no proposed change in any Requirements of Law which would require the Issuer and its Subsidiaries to obtain any Permits in order to conduct its business as presently conducted that the Issuer and its Subsidiaries do not currently possess and the lack of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.16 Patents and Trademarks. To the Issuer’s knowledge and except as disclosed in the SEC Reports the Issuer and each of its Subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property Rights”) that are necessary for use in connection with its business as presently conducted, except where the failure to have such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect, and, to the Issuer’s knowledge and except as disclosed in the SEC Reports, there is no existing infringement by another person or entity of any of the Intellectual Property Rights that are necessary for use in connection with the Issuer’s business as presently conducted. To the Issuer’s knowledge and except as disclosed in the SEC Reports, the Issuer is not infringing on, or in conflict with, any right of any other person with respect to any intangibles nor is there any claim of infringement made or threatened by a third party against or involving the Issuer.

          3.17 Insurance. The Issuer maintains and will continue to maintain insurance with such insurers, and insuring against such losses, in such amounts, and subject to such deductibles and exclusions as are customary in the Issuer’s industry and otherwise reasonably prudent, all of which insurance is in full force and effect.

          3.18 Material Contracts. All material Contracts to which the Issuer or its Subsidiaries is a party and which are required to have been filed by the Issuer as exhibits to the SEC Reports have been filed by the Issuer with the SEC pursuant to the requirements of the Exchange Act. Each such material Contract is in full force and effect, except as otherwise required pursuant to their respective terms, and is binding on the Issuer or its Subsidiaries, as the case may be, in each case, in accordance with their respective terms, and neither the Issuer or any of its Subsidiaries nor, to the Issuer’s knowledge, any other party thereto is in breach of, or in default under, any such material Contract, which breach or default would reasonably be expected to have a Material Adverse Effect. There exists no actual or, to the knowledge of the Issuer, threatened termination, cancellation or limitation of, or any material adverse modification or change in, the business relationship of the Issuer or any of its Subsidiaries, or the business of the Issuer or any of its Subsidiaries, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the business of the Issuer or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

          3.19 Taxes. The Issuer has filed all material federal, state and foreign income and franchise tax returns (or has duly filed extensions thereto) and has paid or accrued all taxes shown as due thereon, and the Issuer has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which is reasonably likely to have a Material Adverse Effect.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

          As a material inducement to the Issuer entering into this Agreement and issuing the Shares, the Investor represents, warrants, and covenants to the Issuer as follows:

          4.1 Power and Authority. The Investor, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. The Investor has the corporate, partnership or other power (or capacity) and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          4.2 No Violation. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any Contract to which the Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on the Investor. The Investor will comply with any Requirement of Law applicable to it in connection with the Offering and any resale by the Investor of the Shares.

          4.3 Consents/Approvals. No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor’s execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any Contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby.

          4.4 Enforceability. This Agreement has been duly executed and delivered by the Investor and (assuming it has been duly authorized, executed, and delivered by the Issuer) constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, or general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

          4.5 Investment Intent. The Investor is acquiring the Shares hereunder for its own account and with no present intention of distributing or selling such Shares and further agrees not to transfer such Shares in violation of the Securities Act or any applicable state securities law, and no one other than the Investor will have any beneficial interest in the Shares (except to the extent that the Investor may have delegated voting authority to its investment advisor). The Investor agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by the Issuer of the Shares being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 1.2 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares.

          4.6 Accredited Investor. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

          4.7 Adequate Information. The Investor has received from the Issuer, and has reviewed, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, including without limitation, the Disclosure Schedule to this Agreement, which have been received by the Investor as part of an informational packet of materials from the Issuer (the “Disclosure Documents”). The Investor acknowledges that each of the SEC Reports, including the risk factors contained therein, are specifically incorporated herein by reference and form an integral part of this Agreement.

          4.8 Opportunity to Question. The Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor’s examination of the Issuer, including the information that the Investor has received and reviewed as referenced in Section 4.7 hereof in relation to its investment in the Shares.

          4.9 No Other Representations. No oral or written material representations have been made to the Investor in connection with the Investor’s acquisition of the Shares which were in any way inconsistent with the information set forth in the Disclosure Documents. The Investor acknowledges that in deciding whether to enter into this Agreement and to purchase the Shares hereunder, it has not relied on any representations or warranties of any type or description made by the Issuer or any of its representatives with regard to the Issuer, any of its Subsidiaries, any of their respective businesses, properties or prospects of the investment contemplated herein, other than the representations and warranties set forth in Section 3 hereof.

          4.10 Knowledge and Experience. The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Investor to utilize the information referred to in Section 4.7 hereof and any other information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

          4.11 Independent Decision. The Investor is not relying on the Issuer or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Shares. The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the exhibits and schedules hereto) and on its examination and independent investigation in making its decision to acquire the Shares.

          4.12 Commissions. The Investor has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

          4.13 Underwriter Disclaimer. The Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Issuer of any of its obligations hereunder.

          4.14 Independent Acquisition. The Investor is acquiring from the Issuer for its own account, and is making an independent investment decision in subscribing for, that number of shares of Common Stock set forth on the signature page hereof; the Investor is not acting in concert with any other investor or purchaser in connection with the acquisition or subsequent voting or disposition of the shares being subscribed for pursuant to this Agreement.

5. COVENANTS.

          5.1 Public Announcements. The Investor agrees not to make any public announcement or issue any press release or otherwise publicly disseminate any information about the subject matter of this Agreement. Except as provided herein, the Issuer shall have the right to make such public announcements and shall control, in its sole and absolute discretion, the timing, form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof. The Issuer shall file after the Closing Date a Current Report on Form 8-K with the SEC in respect of the transactions contemplated by this Agreement within the time period prescribed by that Form. The Issuer may issue an initial press release relating to the transactions contemplated by this Agreement, but shall not identify any Investor in such press release without the consent of such Investor, except as may be required by any Requirement of Law or rule of any exchange or national securities association on which the Issuer’s securities are listed.

          5.2 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of the Investor and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby. The Issuer and the Investor each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of The NASDAQ Stock Market in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

          5.3 Notification of Certain Matters. Prior to the Closing, each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

          5.4 Confidential Information. The Investor agrees that no portion of the Confidential Information (as defined below) shall be disclosed to third parties, except as may be required by law, without the prior express written consent of the Issuer, and shall not be used by the Investor other than in connection with its evaluation of the transactions contemplated hereby; provided, that the Investor may share such information with such of its officers and professional advisors as may need to know such information to assist the Investor in its evaluation thereof on the condition that such parties agree to be bound by the terms hereof. “Confidential Information” means the existence and terms of this Agreement, the transactions contemplated hereby, and the disclosures and other information contained herein, excluding any disclosures or other information that is publicly available. To the extent the Investor has executed a separate confidentiality agreement with the Issuer in connection with the Offering, the Investor agrees to comply with all of its obligations under such agreement.

6. OMMITTED

7. OMMITTED

8. CONDITIONS TO CLOSING.

          8.1 Conditions to the Obligations of the Investor. The obligation of the Investor to proceed with the Closing is subject to the following conditions any and all of which may be waived by the Investor, in whole or in part, to the extent permitted by applicable law:

                    (a) Representations and Warranties. Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and (iii) such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

                    (b) Agreement and Covenants. The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

                    (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

                    (d) Opinion of Issuer’s Counsel. The Investor shall have received an opinion of Issuer’s counsel, dated the Closing Date, with respect to legal matters customary for private offerings of this type.

                    (e) Closing Certificate. The Investor shall have received a certificate executed by the President or Chief Financial Officer of the Issuer, dated as of the Closing, to the effect that the representations and warranties of the Issuer contained in Section 3 hereof are true and correct in all material respects as of the Closing, and that all covenants, agreements and conditions required to be satisfied by the Issuer under this Agreement at or prior to the Closing have been performed, satisfied and complied with by the Issuer in all material respects.

          8.2 Conditions to the Obligations of the Issuer. The obligation of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived by the Issuer, in whole or in part, to the extent permitted by applicable law:

                    (a) Representations and Warranties. Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

                    (b) Agreement and Covenants. The Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

                    (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

                    (d) Agreement. The Investor shall have executed and delivered to the Issuer this Agreement (and completed the information requested on the signature page hereto).

                    (e) Securities Exemptions. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

                    (f) Payment of Purchase Price. The Investor shall have delivered to the Issuer by wire transfer of immediately available funds, full payment of the purchase price for the purchased shares as specified in Section 1.1.

9. MISCELLANEOUS.

          9.1 Defined Terms. As used herein the following terms shall have the following meanings:

                    (a) “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                    (b) “Agreement” has the meaning specified in the preamble to this Agreement.

                    (c) Omitted.

                    (d) “Bylaws” means the Bylaws of the Issuer, as the same may be supplemented, amended, or restated from time to time.

                    (e) “Certificate of Incorporation” means the Issuer’s Certificate of Incorporation, as the same may be supplemented, amended or restated from time to time.

                    (f) “Closing” has the meaning specified in Section 2.1 of this Agreement.

                    (g) “Common Stock” has the meaning specified in the Recitals to this Agreement.

                    (h) “Confidential Information” has the meaning specified in Section 5.4 of this Agreement.

                    (i) “Contract” means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

                    (j) “Disclosure Documents” has the meaning specified in Section 4.7 of this Agreement.

                    (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                    (l) “GAAP” means generally accepted accounting principles in effect in the United States of America.

                    (m) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    (n) Omitted.

                    (o) Omitted.

                    (p) “Intellectual Property Rights” has the meaning specified in Section 3.16 of this Agreement.

                    (q) “Investor” has the meaning specified in the preamble to this Agreement.

                    (r) “Issuer” has the meaning specified in the preamble to this Agreement.

                    (s) Omitted

                    (t) “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                    (u) “Material Adverse Effect” means a material and adverse change in, or effect on, the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole.

                    (v) “Offering” has the meaning specified in the Recitals to this Agreement.

                    (w) “Permit” means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any Governmental Authority.

                    (x) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                    (y) “Purchase Price” has the meaning specified in Section 1.1 of this Agreement.

                    (z) Omitted.

                    (aa) Omitted.

                    (bb) “Requirements of Law” means as to any Person, the certificate of incorporation, by-laws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to, or binding upon, such Person or any of its properties or to which such Person or any of its property is subject.

                    (cc) Omitted.

                    (dd) “SEC” means the Securities and Exchange Commission.

                    (ee) “SEC Reports” has the meaning specified in Section 3.7 of this Agreement.

                    (ff) “Securities Act” means the Securities Act of 1933, as amended.

                    (gg) “Shares” has the meaning specified in Section 1.1 of this Agreement.

                    (hh) Omitted

                    (ii) “Subsidiary” means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

          9.2 Other Definitional Provisions.

                    (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                    (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                    (c) All accounting terms shall have a meaning determined in accordance with GAAP.

                    (d) The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits and schedules hereto) and not to any particular provision of this Agreement.

          9.3 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

(a)	if to the Issuer to:

BabyUniverse, Inc.
150 South US Highway One, Suite 500
Jupiter, Florida 33477
Attn: Chief Financial Officer
Telecopy: (562) 277-6446

with a copy to:

Akerman Senterfitt
One Southeast Third Avenue
28th Floor
Miami, FL 33131
Attn: Bradley Houser
Telecopy: (305) 374-5095

                    (b) if to the Investor to the address set forth next to its name on the signature page hereto with a copy to Bradley B. Eavenson, P.L., 100 Village Square Crossing, Suite 207, Palm Beach Gardens, FL 33410. Attn: Brad Eavenson, Esq.

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

          9.4 Entire Agreement. This Agreement (including the exhibits and schedules attached hereto), the Registration Rights Agreement between the Issuer and the Investor entered into concurrently herewith, and other documents delivered at the Closing pursuant hereto, together with any confidentiality agreement executed by the Investor in connection with the Offering, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between the parties with respect to such subject matter.

          9.5 Expenses; Taxes. The Issuer shall pay the invoiced fees and expenses of the Investor, including counsel fees, as well as an un-accounted for expense amount of $25,000.00, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the issuance of the Shares (but not with respect to subsequent transfers) by the Issuer to the Investor and consummation of the transactions contemplated by this Agreement shall be paid by the Issuer.  In addition, Issuer shall pay all of its fees and expenses, including counsel fees.

          9.6 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

          9.7 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

          9.8 Counterparts; Facsimile Signature. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

          9.9 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

          9.10 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

          9.11 Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.